CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on to Form S-1/A of our report dated April 9, 2008, relating to the financial statements of Sino-Global Shipping America, Ltd. and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Friedman LLP

Friedman LLP

New York, New York
April 9, 2008